Exhibit 3.271

CERTIFICATE OF FORMATION

OF

LONG BEACH, LLC

This Certificate of Formation of Long Beach, LLC is being duly executed and filed by the undersigned, as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is Long Beach, LLC.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmongton, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Long Beach, LLC this 14th day of August, 1998.

/s/ Milton B. Hyman
Milton B. Hyman, Authorized Person

CERTIFICATE OF MERGER OF

LONG BEACH ACQUISITION CORP.

a Delaware corporation

INTO

LONG BEACH, LLC

a Delaware limited liability company

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	Long Beach Acquisition Corp., a Delaware corporation

(ii)	Long Beach, LLC, a Delaware limited liability company

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act and subsection (c) of Section 264 of the General Corporation Law of the State of Delaware.

3. The name of the surviving limited liability company is Long Beach, LLC, a Delaware limited liability company.

4. The executed Agreement of Merger is on file at the office of Long Beach, LLC located at the following address:

12444 Powerscourt Drive

Suite 400

St. Louis, Missouri 63131

5. A copy of the Agreement of Merger will be furnished by Long Beach, LLC, on request and without cost, to any member of Long Beach, LLC or to any stockholder of Long Beach Acquisition Corp.

IN W1TNESS WHEREOF, Long Beach, LLC has caused this Certificate to be executed by an Authorized Person thereof this 30th day of December, 1998.

LONG BEACH, LLC

By:	/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

LONG BEACH, LLC

LONG BEACH, LLC a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of it registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 29th day of January, 1999.

/s/ Marcy Lifton
Name: Marcy Lifton
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger.

FIRST: The name of the surviving limited liability company is Long Beach, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Charter Communications Service, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Long Beach, LLC.

FOURTH: The merger is to become effective on September 26, 2006.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, St. Louis, MO 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate to be signed by an authorized person, the 25th day of September, A.D., 2006.

By:	/s/ Richard R. Dykhouse
Authorized Person

Name:	Richard R. Dykhouse
Print or Type

Title:	Vice President of Manager